Exhibit 4.7

DATED AS OF THE 20th DAY OF OCTOBER, 2015

BETWEEN

FIRSTCARIBBEAN INTERNATIONAL BANK
(TRINIDAD & TOBAGO) LIMITED
(the ‘Company’)

and

FIRST CITIZENS TRUSTEE SERVICES LIMITED
(the ‘Trustee’)

TRUST DEED

Relating to:

FirstCaribbean International Bank (Trinidad & Tobago) Limited
TT$480,000,000.00 Senior Unsecured Bonds 2018

This Trust Deed was prepared by me

/s/ Nicholas Sinanan
Nicholas Sinanan
Attorney-at-Law
Johnson, Camacho & Singh
First Floor, Briar Place
10, Sweet Briar Road
St. Clair

TRUST DEED

Index to Clauses

1.00	Interpretation
2.00	Covenant to repay and to pay interest
3.00	Form of the Certificates
4.00	Principal Amount of the Bonds
5.00	Negative Pledge
6.00	Events of Default
7.00	Security
8.00	Enforcement by the Trustee
9.00	Application of Moneys
10.00	Notice to Bondholders regarding application of moneys
11.00	Payment to Bondholders following an event of default
12.00	Surrender, cancellation and re-issue of Bonds
13.00	Failure by Bondholder to make claim after date of redemption
14.00	Register of Bonds
15.00	Trustee’s Remuneration
16.00	Covenants by the Company
17.00	Trustee’s Powers
18.00	Trustee’s Power to Delegate
19.00	Appointment of Agents by Trustee
20.00	Trustee not precluded from entering into contracts
21.00	Trustee’s consents
22.00	Modification of Trustee Deed
23.00	Waiver by Trustee
24.00	Appointment of New Trustee
25.00	Retirement by trustee
26.00	Company’s warranty and performance and Conditions Precedent covenant
27.00	Deemed inclusion of conditions
28.00	Trustee may assume compliance by the Company
29.00	Auditor’s Certificates
30.00	Transfer of Bonds
31.00	Cancellation of Bonds
32.00	Assurances
33.00	Power of Attorney
34.00	Miscellaneous
35.00	Notices
36.00	Governing Law
37.00	Submission to Jurisdiction
38.00	Waiver of Objection
39.00	Service of Process

ii

Index to Schedules

First Schedule:                                         Certificate and Terms and Conditions of the Bonds

Second Schedule:                        Provisions for Meetings of Bondholders

iii

TRINIDAD

This Deed was prepared by me,

/s/ Nicholas Sinanan
Attorney at Law
Johnson, Camacho & Singh
First Floor, Briar Place,
10, Sweet Briar Road,
St. Clair,
Port of Spain.

THIS DEED is made this 20th day of October in the Year of Our Lord Two Thousand and Fifteen Between FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED a company incorporated under the laws of the Republic of Trinidad and Tobago with its registered office at 74 Long Circular Road, Maraval, in the Island of Trinidad (hereinafter called “the Company”) of the One Part and FIRST CITIZENS TRUSTEE SERVICES LIMITED a company incorporated under of the laws of the Republic of Trinidad and Tobago with its registered office at 45 Abercromby Street in the City of Port of Spain, in the Island of Trinidad (hereinafter called “the Trustee”) of the Other Part.

W H E R E A S

A.                                                                                    By a Resolution of the Company passed on the 16th day of October, 2015 the Company resolved to borrow with the approval of its Board of Directors in accordance with its Articles and by-laws a sum not exceeding Four Hundred and Eighty Million (TT$480,000,000.00) Trinidad and Tobago Dollars by the issue and sale of Senior Unsecured Bonds

B.                                                                                    It has been agreed and determined between the Company and the Trustee that the Bonds shall be constituted and secured in the manner and upon the terms and conditions contained in this Trust Deed and subject to and with the benefit of the Conditions which shall be deemed to be part of this Trust Deed.

C.                                                                                    The net proceeds from the issue of the Bonds shall be used for general corporate purposes and such use of proceeds is legitimate and in accordance with applicable law.

D.                                                                                    The Trustee has agreed to act as trustee of this Trust Deed for the benefit of the Bondholders on and subject to the terms and conditions set out in this Trust Deed.

NOW THIS TRUST DEED WITNESSETH AND IT IS HEREBY AGREED AND DECLARED as follows:-

1.00                                                                                           INTERPRETATION

1.01                                           In this Trust Deed:-

“ACCREDITED INVESTOR” means any person who is deemed to be an accredited investor under the Securities Act.

“AFFILIATES” means with respect to the Company, a subsidiary or holding company of the Company or any other subsidiary of that holding Company.

“ARRANGER” means FirstCaribbean International Bank (Bahamas) Limited.

“ASSETS” has the meaning ascribed to it in Condition 3.03;

“AUDITORS” means the auditor or auditors for the time being of the Company.

“BONDS” means the registered Bonds of the Company issued on the Closing Date in the aggregate value of not more than Four Hundred and Eighty Million Dollars ($480,000,000.00) comprising Senior Unsecured Bonds 2015-2018 denominated in Dollars constituted by this Trust Deed or the nominal amount thereof for the time being outstanding or (as the context so require) a specific number thereof.

“BONDHOLDER” means the registered holder(s) of any Bonds.

“BUSINESS DAY” means a day on which commercial banks are open for business in Trinidad and Tobago.

“CERTIFICATES” means any certificate for the Bonds in the form or substantially in the form set out in Part A of the First Schedule

“CHANGE OF CONTROL” means that the Company and/or FirstCaribbean International Bank Limited ceases to be a “subsidiary” of the Guarantor as defined in the Bank Act of Canada. For greater certainty, an entity is a subsidiary of the Guarantor if it is directly or indirectly controlled by the Guarantor, and the Guarantor controls a body corporate if securities of the body corporate to which are attached more than fifty (50) per cent of the votes that may be cast to elect directors of the body corporate are beneficially owned the Guarantor and the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate.

“CLOSING DATE” means the 20th day of October, 2015.

“CONDITIONS” means the Terms and Conditions endorsed on the Certificates in the form or substantially in the form set out in Part B of the First Schedule hereto, as the same may from time to time be modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed accordingly.

“DIRECTORS” mean the directors for the time being of the Company. “DOLLARS” and “$” mean the lawful currency from time to time of Trinidad and Tobago.

“DUE DATE” means the day on which the Bonds or any of them are due for payment.

“EVENT OF DEFAULT’ means any event of default deferred to in clause 6 of this Trust Deed.

“EXTRAORDINARY RESOLUTION” means an Extraordinary Resolution of the Bondholders passed in accordance with the provisions of paragraph 20 of the Second Schedule.

“GUARANTEE” means the Guarantee to be issued by the Guarantor in favour of the Trustee for securing the repayment of the principal and interest in respect of the Bonds.

“GUARANTOR” means Canadian Imperial Bank of Commerce.

“INTEREST PAYMENT DATE” has the meaning ascribed to it in Condition 1.01.04.

“LIABILITIES” has the meaning ascribed to it in Condition 3.03; “MONTH” means calendar month.

“OUTSTANDING BONDS” means all the Bonds other than:

(a)                                 those in respect of which the Due Date for repayment has occurred in accordance with the provisions of this Trust Deed and the repayment moneys whereof (including all interest (if any) accrued thereon to the Due Date of such repayment) have been duly paid to the relative Bondholders or have been duly paid to the Trustee or to the Paying Agent in the manner provided in the Paying Agency Agreement or these presents (and where appropriate notice to that effect has been given to the relative Bondholders in accordance with Condition 16.00) and remain available for payment against presentation of the relevant Bonds;

(b)                                 those which have been purchased beneficially by or for the account of the Company and cancelled;

(c)                                  those which have become void under Condition 11.01;

Provided that for each of the following purposes, namely:-

(i)                                     the right to attend and vote at any meeting of the Bondholders or any of them;

(ii)                                  the determination of the number of Outstanding Bonds for the purposes of clause 8.00 hereof, Condition 10.00 and paragraphs 2, 5, 6, 7, 9 and 10 of the Second Schedule hereof;

(iii)                               any discretion, power or authority contained in these presents which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders or any of them; and

(iv)                              the determination by the Trustee whether in its opinion any circumstances, matters or things are or would be materially prejudicial to the interests of the Bondholders or any of them; those Bonds if any, which are beneficially held by or for the account of the Company, but are not for the time being cancelled or required to be cancelled under Condition 7.05 shall (unless and until ceasing to be so held by or for the account of the Company) be deemed not to be Outstanding Bonds.

“PAYING AGENCY AGREEMENT” means the Agreement of even date herewith appointing the Paying Agent for the Bonds or any other agreement for the time being in force appointing the Paying Agent for the Bonds, or concerning its duties, the terms of which have been previously approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Bonds.

“PAYING AGENT” means FirstCaribbean International Bank (Trinidad & Tobago) Limited and such other or further paying agents as may from time to time be appointed by the Company with the prior approval of and upon terms previously approved by the Trustee in writing and notice of whose appointment is given to the relative Bondholders in accordance with Condition 9.02 within fourteen days thereafter but shall not include any person whose appointment as Paying Agent has been terminated in accordance with the provisions of the relative Paying Agency Agreement.

“PAYMENT, REDEMPTION AND REPAYMENT” shall where the context admits each include both the others and the words ‘pay’, ‘paid’, and ‘payable’, ‘redeem’, ‘redeemed’ and ‘redeemable’, ‘repay’, ‘repaid’ and ‘repayable’ shall be construed accordingly.

“REGISTER” means the register of the Bonds and Bondholders to be maintained in accordance with the provisions of this Trust Deed.

“REGISTRAR” means FirstCaribbean International Bank (Trinidad & Tobago) Limited or such other institution as may from time to time be appointed by the Company with the Trustee’s prior written approval as Registrar and notice of whose appointment is given to the Bondholders by the Company.

“SECURITIES ACT” means the Securities Act, 2012 of the laws of the Republic of Trinidad and Tobago.

“SECURITY DOCUMENTS” means the Trust Deed, the Paying Agency Agreement and the Guarantee.

“SENIOR CREDITORS” means creditors of the Company (i) who are depositors and/or other unsubordinated creditors of the Company or (ii) whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors of the Company (whether only in the event of a winding up of the Company or otherwise) but not further or otherwise or (iii) who are subordinated creditors of the Company (whether as aforesaid or otherwise) other than those whose claims are expressed to rank pari passu with or junior to the claims of the Bondholders and any claims ranking pari passu with such last-mentioned claims.

“SPECIAL EXTRAORDINARY RESOLUTION” means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions contained in the Second Schedule by the majority consisting of not less than two-thirds of the votes cast thereon.

“SPECIFIED OFFICE” means in relation to any Paying Agent, either the office identified with its name at the end of the Conditions or in the relevant Paying Agency Agreement under which it is appointed as such or such other office as shall have been notified to the holders of the Bonds in accordance with the Conditions.

“TAXES” means and includes any present or future taxes, levies, duties, imports, deductions, charges, fees or withholding of any nature (and ‘tax’ and ‘taxation’ shall be construed accordingly).

“TRUST CORPORATION” means a corporation entitled by rules made under the Trustee Ordinance (Chapter 8 No. 3) to carry out the functions of a custodian trustee.

“TRUST DEED” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions of this Trust Deed) and shall include any deed supplemental to this Trust Deed.

“TRUSTEE” means First Citizens Trustee Services Limited or any other trustee or trustees for the time being of this Trust Deed and includes the successors and assigns of the Trustee whether immediate or derivative.

1.02                                           Unless the context requires otherwise words or expressions in this Trust Deed shall bear the same meanings as in the Companies Act Chapter 81:01 of the laws of Trinidad and Tobago or any statutory modification or re-enactment thereof.

1.03                                           Words denoting the singular shall include the plural number and vice versa. Words denoting masculine feminine or neuter gender shall include both of the other genders. Words denoting natural persons shall include corporations and firms.

1.04                                           The headings and sub-headings to clauses and Conditions are for convenience only and have no legal effect and references to Schedules, clauses, sub-clauses, Conditions, paragraphs and sub-paragraphs shall be references to the Schedules to this Trust Deed, to the clauses and sub-clauses of this Trust Deed, to the Conditions set out in Part C of the First Schedule and to the paragraphs and sub-paragraphs set out in the Second Schedule.

1.05                                           References to statutes orders regulations or statutory instruments shall be construed as references to them as respectively replaced, amended, modified or re-enacted from time to time.

1.06                                           References to costs, charges or expenses shall unless stated to the contrary include any value added tax or similar tax or duty charged or chargeable on them.

2.00                                                                                           COVENANT TO REPAY AND TO PAY INTEREST AND SUBORDINATION

2.01                                           The Company hereby covenants with the Trustee to pay the principal sum of Four Hundred and Eighty Million Dollars ($480,000,000.00) due on the Bonds to the Bondholders and/or the Trustee as Trustee for the Bondholders together with interest thereon and all other sums from time to time due to the

Trustee or the Bondholders under this Trust Deed in accordance with the provisions of this Trust Deed.

2.02                                           As and when the Bonds or any of them or any principal thereof become due to be repaid in accordance with the Conditions and this Trust Deed, the Company shall (subject to Clauses 2.06 to 2.10 inclusive hereof and Condition 3.02) pay to the Paying Agent or to the order of the Trustee in Dollars in immediately available funds the principal amount of the Bonds on the Due Date for repayment and shall (subject as aforesaid and to the other provisions of the Conditions) until such payment (as well after as before any judgment or other order of any competent court) unconditionally pay to or to the order of the Trustee as aforesaid, as and when the same becomes due in accordance with the Conditions, interest on the principal amount of the Bonds at the rate per annum specified in Condition 6.03;

AND PROVIDED that:-

2.02.01                                             in any case where the date for payment of interest in respect of the Bonds or the date for payment of the principal or the date fixed for repayment of, any Bonds shall be a non-Business Day, then payment of principal or interest shall be made on the preceding day which is a Business Day, with the same force and effect as if made on the date for payment or the date fixed for repayment, as the case may be, but interest shall only accrue for the period up to the date for payment or the date fixed for repayment of principal or interest;

2.02.02                                             every payment of principal or interest in respect of the Bonds made to the Paying Agent in the manner provided in the Paying Agency Agreement or these presents shall be in satisfaction pro tanto of the covenant by the Company in this clause contained except to the extent that there is default in the subsequent payment thereof to the Bondholders, in accordance with the Condition;

2.02.03                                             in the case of any payment of principal made to the Trustee or the Paying Agent after the Due Date, interest shall continue to accrue on the principal amount of the Bonds due for repayment or in respect of which such payment is not made as aforesaid at the rate aforesaid up to and including the date (being not later than 14 days after the day on which the whole of such principal amount, together with an amount, equal to the interest which has accrued and is to accrue up to and including that date, has been received by the Trustee or the Paying Agent) which the Trustee determines to be the date on and after which payment is to be made to the Bondholders in respect thereof as stated in a notice given to the Bondholders in accordance with Condition 16.00 that the full amount in Dollars payable in respect of such Bond is available for payment; and

2.02.04                                             in any case where payment of the whole or any part of the  principal amount of any Bond is improperly withheld or refused upon due presentation of the Certificate relating thereto (otherwise than in circumstances contemplated by 2.02.03 above) interest shall accrue on the principal amount of such Bond payment of which has been so withheld or refused at the rate aforesaid from the date of such withholding or refusal up to and including the date (being not later than 14 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue up to and including that date, has been received by the Trustee or the Paying Agent) which the Trustee determines to be the date on and after which payment is to be made to the Bondholders in respect thereof as stated in a notice given to the Bondholders in accordance with Condition 16.00 that the full amount in Dollars payable in respect of such Bond is available for payment.

2.03                                           At any time after all the moneys hereby secured shall become due and payable or the Trustee shall have instituted proceedings against the Company in accordance with clause 8.00 the Trustee may:

2.03.01                                             by notice in writing to the Company and the Paying Agent and the Registrar require the Paying Agent pursuant to the Paying Agency Agreement:

(a)              to act thereafter as Paying Agent and Registrar of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents on the terms provided in the Paying Agency Agreement mutatis mutandis (save that the Trustee’s liability under any of the provisions thereof for the indemnification of the Paying Agent shall be limited to the amounts for the time being held by the Trustee upon the trust of these presents and available for distribution to Bondholders) and thereafter to hold all such Bonds and all sums, documents and records held by it in respect of the Bonds on behalf of the Trustee; and/or

(b)              to deliver up all Bonds and all sums, documents and records held by it in respect of such Bonds to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Paying Agent is obliged not to release by any law or regulation;

2.03.02                                             by notice in writing to the Company require it to make all subsequent payments in respect of Bonds to the order of the Trustee and not to the Paying Agent with effect from the issue of any such notice to the Company and until such notice is withdrawn sub-clause 2.02.02 hereof shall cease to have effect.

2.04                                           Payment of the principal for the time being owing on the Bonds or any part of the Bonds, and interest may be made by cheque or wire transfer made payable to the Bondholders (or, in the case of joint holders, to all such Bondholders) or to such person or persons as the Bondholders or all the joint Bondholders may in writing direct, and sent to the Bondholder at his registered address or in the case of joint Bondholders the Bondholder who is first named on the Register at his registered address or to such address as the Bondholders or all the joint Bondholders may direct in writing. Every cheque may be sent through the post at the risk of the Bondholders or joint Bondholders. Due payment of the cheque or instruction of the transfer of funds to the address provided by the  Bondholder shall be a satisfaction of the principal or interest it represents.

2.05                                           All payments of principal and interest by the Company in respect of the Bonds will be made in Dollars without withholding of, or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the Company is required by law to withhold or deduct amounts for, or on account of, any such taxes, duties, assessments or governmental charges whereupon the provisions of Condition 4.00 shall apply.

2.06                                           The rights of the Bondholders are subordinated to the claims of Senior Creditors and, accordingly, all payments of principal, premium and interest in respect-of the Bonds are conditional upon the Company being solvent at the time of payment by the Company, and no principal, premium or interest in respect of the Bonds which under any other Clause hereof would otherwise fall due for payment whilst the Company was insolvent or in insolvent winding up will fall so due and instead such principal, premium or interest will fall due for payment only if and when and to the extent that the Company could make such payment in whole or in part and still be solvent (whether or not it was in winding up) immediately thereafter. Interest will continue to accrue on any

Bonds payment of which is suspended under this Clause subject to and in accordance with the provisions of Clause 2.02 hereof and the Conditions.

2.07                                           No payment of principal, premium or interest in respect of the Bonds and no purchase of any Bonds beneficially by or for the account of the Company or any of its Subsidiaries shall be made unless two Directors or (in the case of an optional repayment by the Company of all or some of the Bonds or a purchase of any Bonds as aforesaid or if the Directors have not reported as hereinafter mentioned) the Auditors or (if the Company is in winding up in Trinidad and Tobago) the liquidator of the Company shall have reported to the Trustee within 14 days before such payment or within six months before such purchase that in their or, as the case may require, its opinion the Company would be solvent both at the time of and immediately after such payment or purchase. Any such report shall, in the absence of proven error, be treated and accepted by the Company, the Trustee and the Bondholders as correct and sufficient evidence of such solvency.

2.08                                           In the event of the winding up in Trinidad and Tobago of the Company no claim in respect of the Bonds shall be provable or capable of being established against the Company in such winding up unless and until and except to the extent that the Company could make payment in respect of the Bonds in whole or in part and still be solvent immediately thereafter.

2.09                                           For the purposes of this Clause, the Company shall be solvent if both (i) it is able to pay its debts as they fall due and (ii) its Assets exceed its Liabilities other than its Liabilities to persons who are not Senior Creditors (except where the provisions of this Clause are being applied in connection with an optional repayment or purchase referred to in sub-clause 2.07 above, when the Liabilities of the Company to persons who are not Senior Creditors shall be included).

2.10                                           The provisions of this Clause apply only to the payment of principal, premium and interest in respect of the Bonds and nothing in this Clause shall affect or prejudice the payment of the costs, charges, expenses, liabilities or remuneration of the Trustee or the rights and remedies of the Trustee in respect thereof.

2.11                                           Nothing contained in this Trust Deed shall in any way restrict the right  of the Company to create, issue, incur, give or assume obligations or guarantees of obligations ranking in priority to or pari passu with or junior to the obligations of the Company in respect of the Bonds.

3.00                                                                                           FORM OF THE CERTIFICATES

3.01                                           The Certificates shall be in the form or substantially in the form set out in  Part A of the First Schedule or in such other form as the Trustee may approve and shall have endorsed on them Conditions in the form, or substantially in the form, set out in Part B of the First Schedule.

3.02                                           Without unnecessary delay but in any event not more than fourteen days after the Closing Date the Company shall execute and have available for delivery to the Paying Agent for distribution to the initial purchasers of the Bonds the Certificates in respect thereof.

3.03                                           The Bond Certificates are valid and obligatory only when they have been countersigned for the purpose of authentication and delivered by the Paying Agent.

3.04                                           The Company shall comply with the terms and provisions of the Certificates issued in respect of the Bonds and the Conditions. The Bonds shall be held subject to and with the benefit of the Conditions, all of which shall be deemed to be incorporated in this Trust Deed and shall be binding on the Company, the Bondholders and all persons claiming through or under them. Every Bondholder shall be entitled to receive one Certificate for the Bonds held by him, but joint Bondholders shall be entitled to one Certificate only for the Bonds jointly held by them. Each Certificate shall be delivered to that one of the joint Bondholders whose name stands first in the Register in respect of the joint holding. Where a Bondholder has transferred or has redeemed a part only of his holding of Bonds he shall be entitled to a Certificate for the balance of such holding, without charge.

4.00                                                                                           PRINCIPAL AMOUNT OF THE BONDS

4.01                                           The principal amount of the Bonds shall be limited to Four Hundred and Eighty Million Dollars ($480,000,000.00). The whole of the Bonds shall constitute senior unsecured obligations of the Company and shall rank pari passu equally and rateably without discrimination or preference among themselves.

4.02                                           The net proceeds of all Bonds shall be received by the Company and shall be applied for the purposes set out in Recital C of this Trust Deed.

5.00                                                                                           NEGATIVE PLEDGE

5.01                                           So long as any Bonds remain outstanding, the Company shall not  without the consent in writing of the Trustee:

5.01.01                                             consent to the appointment of a trustee or receiver over its  property or any part thereof;

5.01.02                                             do or cause or permit to be done anything which may in any way  materially depreciate, jeopardise or otherwise prejudice these presents.

6.00                                                                                           EVENTS OF DEFAULT

6.01                                           The Bonds shall become immediately due and payable together with accrued interest, if any of the following events occur and the Trustee is requested by a Special Extraordinary Resolution to take action in accordance with the provisions of clause 8.00 hereof.

6.01.01                                             If the Company fails to pay for a period of thirty days or more after the Due Date any principal moneys or any interest on the Bonds when and as it becomes payable under this Trust Deed.

6.01.02                                             If a receiver is appointed or if a bona fide petition is presented or an order made or a resolution passed or analogous proceedings are taken for appointing an administrator or liquidator of or winding up of the Company or if a notice is issued convening a meeting for the purpose of passing any such resolution or a resolution to purchase or redeem or reduce issued share capital of the Company (save for the purpose of a merger, amalgamation or reconstruction not involving or arising out of insolvency on terms previously approved in writing by the Bondholders).

6.01.03                                             If there is a Change of Control.

7.00                                                                                           SECURITY

7.01                                           The Company has procured the issue, by the Guarantor, of the Guarantee by way of security for the repayment of the principal and interest in respect of the Bonds.

7.02                                           The security created by clauses 7.01 shall:

7.02.01                                             be a continuing security to the Trustee and the Bondholders and it shall remain in operation until the redemption of the Bonds;

7.02.02                                             be without prejudice and in addition to any other security for the payment of all money from time to time payable under this Trust Deed and the Conditions which the Trustee may hold now or hereafter on all or any part of the property, assets and undertaking of the Company;

7.02.03                                             be in addition to any rights, powers and remedies at law or in  equity or otherwise;

7.02.04                                             not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee, lien, pledge, bill, note, mortgage or other security (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Trustee and shall not in any way be prejudiced or affected thereby or by the invalidity thereof or by the Trustee now or hereafter dealing with exchanging, releasing, varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

8.00                                                                                           ENFORCEMENT BY THE TRUSTEE

8.01                                           At any time after the Bonds shall have become immediately due and repayable, the Trustee (to the exclusion of the Bondholders) may, at its discretion, and shall, if so requested by Special Extraordinary Resolution (but, subject to the Trustee being indemnified to its satisfaction against all proceedings, claims and demands to which the Trustee may be liable and all costs, charges and expenses which may be incurred by the Trustee in connection therewith), and without notice take such proceedings against the Company as it may deem fit.

8.02                                           The Trustee shall be entitled to prove in any winding-up of the Company in respect of principal and/or interest payable in relation to the Bonds or other moneys payable under any provision of this Trust Deed.

8.03                                           No Bondholder shall in any circumstances be entitled to any remedy (whether by way of action, petition or otherwise howsoever) for the recovery of any Bond or any part thereof or any interest therein, unless the Trustee, having become bound to take proceedings in accordance with this Trust Deed, fails to do so within a reasonable time and such failure shall be continuing. In that case any Bondholder may, on giving the Trustee an indemnity satisfactory to the Trustee against all proceedings claims and demands to which it may be liable and all costs charges and expenses which may be incurred by it in connection therewith, in the name of the Trustee (but not otherwise) himself either take such proceedings against the Company or prove in the winding-up of the Company. The Trustee shall apply any moneys so received in the manner provided in this Trust Deed.

8.04                                           Should the Trustee take action pursuant to Clause 8.01, proof therein that as regards any specified Bond the Company has made default in paying any principal or interest due in respect of any such Bond, shall (unless the contrary be proved) be sufficient evidence that the Company has made the like default as regards all other Bonds in respect of which the relevant payment is then due.

8.05                                           The Company hereby covenants with the Trustee on demand to pay all costs charges and expenses incurred by the Trustee or which it shall properly incur in or about the enforcement preservation or attempted preservation of this security on a full indemnity basis.

8.06                                           The Company hereby agrees to indemnify the Trustee against all losses, actions, claims, expenses, demands and liabilities whether in contract, tort or otherwise now or hereafter incurred by it or by any manager, agent, officer or employee for whose liability, act or omission it may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Company of any of its covenants or other obligations to the Trustee. The Company shall so indemnify the Trustee on demand and shall pay interest on the sums demanded at the rate equivalent to the rate quoted on the most recent 90-day Trinidad and Tobago Dollar Treasury Bills issued by the Government of Trinidad and Tobago from three days after the date of demand.

8.07                                           In case the Trustee shall have proceeded to enforce any right under this Trust Deed by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case, the Company, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

8.08                                           Subject as hereinafter provided, no remedy against the Company, other than the institution of proceedings for the winding up in Trinidad and Tobago of the Company, shall be available to the Trustee or the Bondholders whether for the recovery of amounts owing in respect of the Bonds or under these presents or in respect of any breach by the Company of any of its obligations under these presents in respect of the Bonds or under the Bonds, Provided that the foregoing shall not restrict:

(a)                                 proceedings by the Trustee for recovery of the Trustee’s remuneration and/or expenses;

(b)                                 proceedings by the Trustee for injunctions or specific performance  in relation to any obligations of the Company under these presents in respect of the Bonds not involving the payment by it of money; or

(c)                                  the right of the Trustee or the Bondholders to prove (in the case of the Bondholders, in the circumstances and in the manner herein) in any winding up in Trinidad and Tobago of the Company commenced by any other person and such proof shall be deemed, for the purposes of these presents, not to be the exercise of a remedy or the enforcement of a right.

9.00                                                                                           APPLICATION OF MONEYS

9.01                                           All amounts payable to and received by the Trustee in respect of the Bonds by way of principal and/or interest or otherwise payable under any of the provisions of this Trust Deed will be received by it on trust for application:

9.01.01                                             first, in payment or satisfaction of the costs, charges, expenses  and liabilities incurred and payments made by the Trustee (including any unpaid remuneration) in or about the execution of the trusts of this Trust Deed and all remuneration, as the case may be, payable to the Trustee;

9.01.02                                             secondly, in payment pari passu and rateably of interest outstanding owing on or in respect of the Bonds; and

9.01.03                                             thirdly, as to the balance (if any) in or towards payment pari  passu and rateably of principal outstanding and owing on or in respect of the Bonds. Without prejudice to the provisions of this Clause 9.00 if the Trustee shall hold any moneys which represent principal, premium or interest in respect of the Bonds which have become void under Condition 11.00 the Trustee shall (subject to payment or provision for the payment or satisfaction of the said costs, charges, expenses and liabilities and the remuneration or reimbursement as the case may be, of the Trustee) pay the same to the Company.

10.00                                                                                    NOTICE TO BONDHOLDERS REGARDING APPLICATION OF MONEYS

10.01                                    The Trustee shall give not less than fourteen days’ notice to the Bondholders of the day and place fixed for any payment to them under clause 9.00. After the day so fixed, the Bondholders shall be entitled to interest on the balance only (if any) of the principal moneys owing on the Bonds held by them, after deducting the amount payable on the day so fixed.

11.00                                                                                    PAYMENT TO BONDHOLDERS FOLLOWING AN EVENT OF DEFAULT

11.01                                    Payment of the principal moneys or interest payable by the Trustee under clause 9.00 in respect of the Bonds may be made to Bondholders in the manner provided by clause 2.02 for payment of principal and interest on the Bonds. Any payment so made shall be a good discharge to the Trustee.

12.00                                                                                    SURRENDER, CANCELLATION AND RE-ISSUE OF BONDS

12.01                                    Payment under any of the relevant provisions of Clause 9.00 hereof and Condition 7.00 on account of the whole or any part of the principal moneys owing on the Bonds will only be made if the Certificates for which such payment is to be made are surrendered to the Paying Agent by or through whom such payment is payable, who shall cause the Certificate to be cancelled and a new Certificate re-issued for the remaining principal amount due on the Bond and in the case of payment in full, cause such Certificates to be cancelled in full. The Trustee may dispense with the production of a Certificate in any particular case, on such indemnity being given as it shall think sufficient.

13.00                                                                                    FAILURE BY BONDHOLDER TO MAKE CLAIM AFTER DATE OF  REDEMPTION

13.01                                    If a holder of any of the Bonds which the Company is ready to repay or satisfy, fails to claim or accept the amount due to him within thirty days after the Due Date for redemption of the whole or part of the relevant Bond, the Company may or (if so requested by the Trustee) shall deposit with a bank in the name of the Trustee an amount equal to the amount due to such Bondholder. On such deposit being made, the Bonds which the Company is ready to repay or satisfy shall be deemed to have been repaid or satisfied in accordance with the provisions of this Trust Deed. After provision for repayment or satisfaction of the Bonds is made by such deposit of the funds required for the purpose, the Trustee shall not be responsible for the safe custody of such moneys or for interest on them. The Trustee shall be entitled to deduct the expenses incurred by it in arranging such deposit.

14.00                                                                                    REGISTER OF BONDS

14.01                                    The Registrar shall at all times keep at its registered office (or at such other place as the Trustee may agree) a register showing the nominal amount of the Bonds and the date of issue and of all subsequent transfers and changes of ownership thereof and the names and addresses of the Bondholders and the persons deriving title under them and of their repayment, purchase and cancellation and of all replacement Certificates issued in substitution for mutilated, defaced, lost, stolen or destroyed Certificates. Upon a request from any Bondholder and any person authorised by any such Bondholder, the Registrar may make available copies of or extracts from the Register only in relation to such Bondholders own current and past holdings. The Trustee and any person authorised by the Trustee may at all reasonable times during office hours, inspect the Register and take copies of or extracts from it. If the Trustee requires the convening of a meeting or the giving of any notice to the Bondholders, the Registrar shall promptly furnish the Trustee free of charge with such copies of or extracts from the Register as it shall require. The Register may be closed by the Company for such periods and at such times (not exceeding in the whole thirty Business Days in any one year) as it may think fit.

14.02                                    The Register of Bondholders shall, in the absence of wilful default, bad faith or manifest error, at all times be conclusive evidence of the amount of the Bonds held by each Bondholder.

15.00                                                                                    TRUSTEE’S REMUNERATION

15.01                                    Until the trusts hereunder are finally wound up, the Company shall pay to the Trustee for its services as trustee of this Trust Deed, such remuneration as may be agreed upon between the Company and the Trustee, payable annually in advance. Remuneration shall continue to be payable until the trusts of this Trust Deed shall be finally wound up.

15.02                                    If the Bonds become immediately due and repayable, or the Trustee considers it expedient or necessary or if the Trustee is requested by the Company to undertake duties which the Trustee and the Company agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Company shall pay to the Trustee such additional remuneration as may be agreed between them.

15.03                                    Remuneration under clauses 15.01 and 15.02 shall be exclusive of any value added tax (or analogous duty), which shall be added at the applicable rate and paid by the Company.

15.04                                    The Company shall also pay or discharge all legal costs, stamp duties and disbursement costs incurred in the preparation of the Security Documents.

15.05                                    All reasonable costs, charges, liabilities and expenses incurred and payments made by the Trustee in the lawful exercise of its powers under this Trust Deed and all remuneration payable to the Trustee shall be payable by the Company on demand. Payments actually made by the Trustee prior to the demand shall (if not paid within three days after demand and if the Trustee so requires) carry interest at the rate equivalent to the rate quoted on the most recent 90-day Trinidad and Tobago Dollar Treasury Bills issued by the Government of Trinidad and Tobago from three days after the date of demand. In all other cases, interest shall accrue at such rate from the date thirty days after the date of demand or (where the demand specifies that payment be made on an earlier date) from such earlier date.

15.06                                    Upon the occurrence of an Event of Default, but only upon the occurrence of an Event of Default, the Trustee shall have a first lien with right of payment prior to payment on account of principal and interest on any Bond for the foregoing fees, charges and expenses of the Trustee.

15.07                                    The Company shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by any person appointed by it or to whom any power, trust, authority or discretion may be delegated by it in the execution or purported execution of the powers and trusts contained in this Trust Deed or of any powers, trusts, authorities or discretions vested in it by this Trust Deed, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in anyway relating to this Trust Deed

16.00                                                                                    COVENANTS BY THE COMPANY

16.01                                    The Company hereby covenants with the Trustee that so long as there are any Outstanding Bonds it shall:-

16.01.01                                      give to the Trustee or any person appointed by the Trustee to  whom the Company does not reasonably object such information and evidence as it or he shall reasonably require for the purpose of the discharge by the Trustee of the duties or discretions vested in it under these presents or by operation of law.

16.01.02                                      at all times carry on and conduct its affairs in a proper and  efficient manner.

16.01.03                                      procure the Auditors to furnish the Trustee with such opinions,  certificates or other information as the Trustee may from time to time require in connection with any matter arising under these presents.

16.01.04                                      at all times keep proper books of accounts.

16.01.05                                      give notice in writing to the Trustee of the occurrence of any of the events referred to in clause 6.00 forthwith upon it becoming aware thereof without waiting for the Trustee to take any of the actions mentioned therein.

16.01.06                                      oblige the Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the Due Date for payment of the Bonds or of any amount of the interest due thereon, receive unconditionally pursuant to the Paying Agency Agreement or these presents the full amount in Dollars of the moneys payable on such Due Date on all such Bonds or for interest thereon, as the case may be.

16.01.07                                      in the event of the unconditional payment to the Paying Agent of any sum due in respect of the Bonds or any of them or any amount of the interest thereon being made after the Due Date for payment thereof, forthwith give notice to the relative

Bondholders in accordance with Condition 16.00 that such payment has been made.

16.01.08                                      comply with, observe and perform all its obligations under, and use all reasonable endeavours to procure the Paying Agent and the Registrar to comply with, observe and perform all their obligations under the Paying Agency Agreement, and not make any amendment or modification to any such agreement without the prior written approval of the Trustee.

16.01.09                                      at all times maintain a Paying Agent or Paying Agents, in accordance with the applicable Conditions and at all times procure there to be a Registrar.

16.01.10                                      if giving notice of a pre-payment of Bonds made pursuant to Condition 7.03 specify or procure to be specified separately in such notice the date and amount of such repayment.

16.01.11                                      give not less than 60 days’ notice to the Bondholders in accordance with Condition 16.00 of the proposed resignation or removal of any Paying Agent or Registrar or the change of any Paying Agent’s or Registrar’s specified office and give notice to the Bondholders in accordance with Condition 16.00 of any appointment of any Paying Agent or Registrar within 14 days thereafter PROVIDED ALWAYS that in the case of the termination of the appointment of the Paying Agent or the Registrarno such termination shall take effect until a new Paying

Agent or Registrar has been appointed on terms approved by the Trustee.

16.01.12                                      send or procure to be sent to the Trustee not later than the date of publication four copies of all notices given to Bondholders in accordance with Condition 16.00.

16.01.13                                      if it shall have given notice in accordance with the applicable Conditions of its intention to redeem the Bonds or any of them duly proceed to redeem the Bonds accordingly.

16.01.14                                      at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to the provisions of these presents.

16.01.15                                      furnish to the Trustee in such form and at such time as the  Trustee may request accounts and/or statements relating to the affairs of the Company as deemed reasonable by the Company.

16.01.16                                      furnish to the Trustee within one hundred and twenty (120) days after the close of each financial year of the Company, duly audited balance sheet and profit and loss account as at the end of the relevant financial year giving a true and fair view of the state of affairs of the Company as at the end of the financial year and complying with the requirements of the companies legislation for the time being in force that is applicable to the Company.

16.01.17                                      undertake to remedy any defect in this Trust Deed and any of the Security Documents if such documents fail or cease in any respect to have full force and effect or to be continuing or are terminated or disputed or become in jeopardy, invalid or unenforceable or any material provision therein ceases to constitute the legal, valid and binding obligation of the Company;

16.01.18                                      give notice in writing to the Trustee if any licence, authorization, consent or registration at any time necessary or desirable to enable the Company to comply with its obligations to the Trustee or to carry on its business in the normal course shall be revoked, withheld or materially modified or shall fail to be granted or perfected or shall cease to remain in full force and effect, and the Company undertakes to use its best efforts to regain any such licence, authorization, consent or registration.

16.01.19                                      pay any applicable stamp duty assessed on this Trust Deed pursuant to the Stamp Duty Act Chap. 76:01 of the laws of the Republic of Trinidad and Tobago.

16.02                                    So long as there are any Outstanding Bonds the Company shall, in order to enable the Trustee to ascertain the principal amount of the Outstanding Bonds for any of the purposes referred to in the proviso to the definition of “Outstanding Bonds” contained in Clause 1.00 hereof, deliver to the Trustee forthwith upon being so requested in writing by the Trustee, a certificate in writing signed by the Chairman and Secretary on behalf of the Company setting out the total principal amount of the Bonds which:

(i)                  up to and including the date of such certificate have been purchased beneficially by or for the account of the Company and cancelled; and

(ii)               are at the date of the certificate, beneficially held by or for the account of the Company.

16.03                                    So long as there are any Outstanding Bonds the Company shall at all times maintain Registrars having their specified office in the City of Port of Spain.

17.00                                                                                    TRUSTEE’S POWERS

17.01                                    The Trustee shall have all the powers conferred on trustees by the Trustee Ordinance (Chapter 8 No. 3) and by way of supplement thereto it is expressly declared as follows:-

17.01.01                                      the Trustee may in relation to this Trust Deed in good faith act on  the opinion or advice of or information obtained from the Registrar or any lawyer, valuer, surveyor, banker, broker, auctioneer, accountant or other expert whether obtained by the Paying Agent, Company or by the Trustee or otherwise and shall not be responsible for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, telemessage, telex, facsimile or cablegram or other means of recording in permanent form, visual messages (whether written or printed) and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be conveyed by any such means even if it shall contain some error or shall not be authentic;

17.01.02                                      the Trustee shall not be bound to take any steps to ascertain  whether any event listed in clause 6.00 has happened and, until it shall have actual knowledge or shall have express notice to the contrary, the Trustee shall be entitled to assume that no such event has happened and that the Company is performing all the obligations on its part contained in these presents and under the Bonds;

17.01.03                                      save as otherwise expressly provided in this Trust Deed, the  Trustee shall, as regards all trust, powers, authorities and discretions vested in it by this Trust Deed, have absolute discretion as to their exercise and, provided it shall have acted with the standard of care and skill prescribed by law, it shall not be responsible for any loss, costs, damages or expenses that may result from the exercise or non-exercise thereof. In particular, it shall not be bound to act (whether at the request or direction of the Bondholders or otherwise) under any of the provisions of this Trust Deed unless the Trustee shall first be indemnified to its satisfaction against all proceedings, claims and demands to which the Trustee may so become liable and all costs, charges and expenses which may be so incurred by the Trustee;

17.01.04                                      the Trustee shall not be responsible for having acted upon any  resolution purporting to have been passed at any meeting of the Bondholders of which minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that, for any reason, the resolution was not valid or binding on the Bondholders;

17.01.05                                      without prejudice to the right of indemnity by law given to  trustees the Trustee and every attorney, manager, agent, delegate or other person appointed by it under this Trust Deed shall be indemnified by the Company against all liabilities and expenses properly incurred by it or him in the execution of the powers and trusts of this Trust Deed or of any powers, authorities or discretions vested in it or him pursuant to this Trust Deed. This indemnity shall extend to all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in relation to this Trust Deed. The Trustee may in priority to any payment to the Bondholders retain and pay out of any moneys in its hands on the trusts of this Trust Deed the amount of any such liabilities and expenses and also the remuneration of the Trustee as provided in this Trust Deed;

17.01.06                                      the Trustee shall be at liberty to hold or to deposit these presents  and any deeds or documents relating to these presents or to the

Bonds with any banker or banking company or company whose business includes undertaking the safe custody of deeds and documents or with any lawyer or firm of lawyers of good repute, and the Trustee shall not be responsible for any loss incurred in connection with any such holding or deposit and may pay all sums required to be paid on account or in respect of any such deposit;

17.01.07                                      the Trustee may call for and shall be at liberty to accept a  certificate signed by any director of the Company and the Company’s Secretary as sufficient evidence of any fact or matter relating to the Company on which the Trustee may require to be satisfied or to have information or to the effect that, in the opinion of the person so certifying, any particular dealing, transaction, step or thing relating as aforesaid is expedient. The Trustee shall not be bound to call for further evidence and shall not be responsible for any loss occasioned by acting on any such certificate;

17.01.08                                      as between itself and the Bondholders, the Trustee shall have full  power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Every such determination whether made upon a question actually raised or implied in the acts or proceedings of the Trustee made in good faith (whether or not the same shall relate in whole or in part to the acts or proceedings of the Trustee made in good faith (whether or not the same shall relate in whole or in part to the acts or proceedings of the Trustee under this Trust Deed) shall be conclusive and binding on the Trustee and the Bondholders;

17.01.09                                      the Trustee shall not be responsible for the receipt or application by the Company of the proceeds of the issue of any of the Bonds or for the delivery of the Certificates to the persons entitled thereto;

17.01.10                                      the Trustee shall not be liable to the Company or any Bondholder  by reason of having accepted as valid or not having rejected any Certificate purporting to be such and subsequently found to be forged or not authentic;

17.01.11                                      the Trustee shall not (unless ordered so to do by a court of  competent jurisdiction) be required to disclose to any Bondholder any confidential financial or other information made available to the Trustee by the Company in connection with the trusts of these presents and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information;

17.01.12                                      whenever there shall be more than two trustees of these  presents the majority of such trustees shall be competent to execute and exercise all the powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a trust corporation shall be included in such majority;

17.01.13                                      the Trustee shall be protected in acting upon any notice, request,  consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Trust Deed upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is a Bondholder shall be conclusive and binding upon all future Bondholders of the same Bond and upon Bonds issued in exchange therefor or in place thereof;

17.01.14                                      at any and all reasonable times the Trustee, and its duly  authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect all books and records of the Company pertaining to the Bonds, and to make such copies and memoranda from and with regard thereto as may be desired;

17.01.15                                      no provision of this Trust Deed shall require the Trustee to  expend or risk the Trustee’s own funds or otherwise incur any financial liability in the performance of any of the Trustee’s duties hereunder, or in the exercise of any of the Trustee’s rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to the Trustee.

17.02                                    Nothing in this clause 17.01 shall exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

18.00                                                                                    TRUSTEE’S POWER TO DELEGATE

18.01                                    Whenever it thinks fit, the Trustee upon giving seven days prior written notice to the Company may delegate by power of attorney or otherwise, to any person or persons or fluctuating body of persons (whether being a trustee of this Trust Deed or not) all or any of the trusts, powers and discretions vested in it by this Trust Deed. Delegation may be made on such terms and subject to such conditions including, (but not limited to), power to sub-delegate and subject to such regulations as the Trustee may think fit.

19.00                                                                                    APPOINTMENT OF AGENTS BY TRUSTEE

19.01                                    In the conduct of the trust business, instead of acting personally, the Trustee may employ and pay an agent to transact or concur in transacting any business and to do or concur in doing all acts required to be done by the Trustee, including the receipt and payment of money. Any trustee for the time being of this Trust Deed being a person engaged in any profession or business shall be entitled to all usual professional and other charges, in addition to disbursements for business transacted and acts done by him or his firm or employer in connection with the trusts of this Trust Deed in connection with matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being engaged in any profession or business. The Trustee shall not be responsible for any misconduct on the part of any such person appointed by it under this Trust Deed or be bound to supervise the proceedings or acts of any such person.

20.00                                                                                    TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

20.01                                    The Trustee (or any director or officer of a corporation acting as trustee of this Trust Deed) shall not be precluded from:

20.01.01                                      holding any office or employment with the Company or any  subsidiary or any person associated with the Company or any subsidiary; or

20.01.02                                      underwriting or guaranteeing the subscription of or subscribing  for or otherwise acquiring, holding or dealing with substantially the whole or any part of the Bonds either with or without commission or other remuneration; or

20.01.03                                      entering into any contract of insurance with the Company or any  subsidiary or any person so associated for a premium or other consideration; or

20.01.04                                      otherwise at any time contracting or entering into any contract or  any financial or other transaction with the Company or any subsidiary or any person so associated or being interested in any such contract or transaction; or

20.01.05                                      accepting or holding the trusteeship of any other trust deed constituting or securing any securities issued by the Company or any subsidiary or any person so associated and they shall not be liable to account whether to the Company or any subsidiary or any person so associated or the Bondholders, for any profit made or customary share of brokerage or commission received by them as a result.

21.00                                                                                    TRUSTEE’S CONSENTS

21.01                                    Any consent granted by the Trustee pursuant to this Trust Deed may be granted on such terms and subject to such conditions (if any) as the Trustee may in its absolute discretion determine and may be given retrospectively and shall be given or refused as the case may be with reasonable promptness. Any breach of or failure to comply with any of such terms and conditions by the Company shall constitute a breach of this Trust Deed.

21.02                                    All such consents shall be given by the Trustee in writing under the hand of a Manager or Assistant Manager of the Trustee.

22.00                                                                                    MODIFICATION OF TRUST DEED

22.01                                    At any time and without the consent or sanction of the Bondholders, the Trustee may concur with the Company in making any modification to this Trust Deed which, (a) in the opinion of the Trustee, will not be materially prejudicial to the interests of the Bondholders; or (b) which is to correct a manifest error; in which case the Company shall promptly take all such reasonable steps as the Trustee may require to achieve such modification.

22.02                                    Any modification to this Trust Deed pursuant to clause 22.01 or Condition 12.00 shall, unless the Trustee otherwise agrees, as soon as practicable thereafter be notified to the Bondholders in accordance with Condition 16.00 and shall be binding upon them.

23.00                                                                                    WAIVER BY TRUSTEE

23.01                                    The Trustee may, whenever it thinks fit, unless otherwise previously directed by a Special Extraordinary Resolution, and on such terms and subject to such conditions as to it shall seem fit:

23.01.01                                      authorise or waive any proposed breach or any breach by the  Company of any of the terms of this Trust Deed or the Conditions other than those which prescribe the amounts in which and the times at which payments are to be made by the Company thereunder without prejudice to the rights of the Trustee in respect of any subsequent breach of any such terms; and

23.01.02                                      determine that any event which constitutes (or which, with the  giving of notice and/or the lapse of time or any other matter would constitute) an event on the happening of which the Bonds shall have or may become immediately due and repayable shall not be treated as such for the purposes of this Trust Deed, without prejudice to the rights of the Trustee in respect of any subsequent such event.

24.00                                                                                    APPOINTMENT OF NEW TRUSTEE

24.01                                    The statutory power to appoint new trustees of this Trust Deed shall be vested in the Company, but no trustee shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed as sole trustee of this Trust Deed. If there shall be more than one trustee of this Trust Deed one trustee must be a trust corporation. Whenever there shall be more than two trustees of this Trust Deed a majority of such trustees (including in such majority a trust corporation) may exercise all the functions, powers and duties by this Trust Deed vested in the Trustee generally.

25.00                                                                                    RETIREMENT BY TRUSTEE

25.01                                    A trustee may retire at any time, on giving to the Company not less than three months’ written notice, without assigning any reason and without being responsible for any costs occasioned by such retirement. The Company undertakes to use its best endeavours, in the event of the only trustee of this Trust Deed, being a trust corporation, giving notice under this clause or otherwise being removed from office, to procure that a new trustee (being a trust corporation) of this Trust Deed be appointed in accordance with clause 24.00. The retirement or removal of any trustee shall not become effective until a successor trustee (being a trust corporation) is appointed in accordance with clause 24.00;

25.02                                    Any corporation or association into which the Trustee may be converted or merged, or with which the Trustee may be consolidated, or to which the Trustee may sell or transfer the Trustee’s trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Trustee is a party, shall be and become successor trustee hereunder and vested with all of the trusts, powers, discretions, immunities, privileges and other matters as was the Trustee’s predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto anything herein to the contrary notwithstanding.

25.03                                    Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Trustee or the Trustee’s predecessor and also to the Company an instrument in writing accepting such appointment hereunder and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee’s predecessor.

26.00                                                                                    COMPANY’S WARRANTY AND PERFORMANCE COVENANT AND CONDITIONS PRECEDENT

26.01                                    The Company hereby represents and warrants:

26.01.01                                      that it has the necessary corporate power and authority to issue the Bonds on the terms and conditions set out herein and to perform and observe the obligations hereunder.

26.01.02                                      there is no law, decree or similar enactment binding on the Company and no provision in any corporate document, mortgage, indenture, trust, deed, contract or agreement binding on the Company or affecting the property thereof which would conflict with or prevent the Company from issuing the Bonds hereunder on the terms and conditions set out herein, or which would prevent the Company from observing any of its obligations hereunder.

26.01.03                                      there are no legal or other proceedings pending or threatened before any court, tribunal, commission or other regulatory authority and involving the Company.

26.01.04                                      the Company is not in breach of any of the limits or restrictions or obligations imposed by any other agreement or instrument.

26.01.05                                      there has been no material adverse change in the financial condition of the Company since 31st October, 2013.

26.01.06                                      the Company is a company with limited liability duly incorporated and validly existing and in good standing under the laws of Trinidad and Tobago with its own legal personality and with power to own its assets and carry on business as now conducted;

26.01.07                                      the Company has taken all necessary action to authorise the issue of the Bonds and the execution and delivery of this Trust Deed and the Paying Agency Agreement, and this Trust Deed and the Paying Agency Agreement constitute the Company’s legal, valid and binding obligations enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles or by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors’ rights generally;

26.01.08                                      the entry into and performance by the Company of this Trust Deed does not and will not violate in any material respect any law or regulation of any governmental or official authority or body, or the constitutional documents of the Company, or any agreement, contract or other undertaking to which the Company is a party or which is binding on the Company;

26.01.09                                      all consents, licences, approvals and authorisations on the part of the Company required in connection with the entry into, performance, validity and enforceability of this Trust Deed necessary for the Company’s business have been obtained and are in full force and effect to the extent that they are still relevant and required by applicable law;

26.01.10                                      no action, suit, proceeding, litigation or dispute against the Company is currently taking place or pending or, to the Company’s knowledge, threatened nor is there subsisting any judgment or award given against the Company before any court, board of arbitration or other body;

26.01.11                                      no Event of Default or potential Event of Default has occurred and is continuing or will result from the issuing of the Bonds; and no other event has occurred and is continuing, which constitutes (or with the giving of notice, lapse of time, and/or other applicable condition, would constitute) a default under any document which is binding on the Company;

26.01.12                                      the Company’s audited accounts and financial statements which have been prepared in accordance with International Financial Reporting Standards and International Accounting Standards and consistently applied, are true and accurate in every respect and represent a true and fair view of the consolidated financial position of the Company at the date of such accounts and financial statements and the results of its operations for the year ended on the date to which such accounts and financial statements were prepared and no significant liabilities (contingent or otherwise) exist which have not been fully disclosed or reserved against in such accounts and financial statements and that there has been no material adverse change in its financial condition from that set forth in such accounts and financial statements;

26.01.13                                      the Company did not omit to supply to the Trustee or the  Arranger, prior to the execution of this Trust Deed, any information which, if disclosed, might adversely affect in either the Trustee’s or the Arranger’s reasonable opinion the decision of a person considering whether to enter into this Trust Deed, and nothing has occurred since the date on which any such other material was supplied to the Trustee or the Arranger which renders the information contained or any such other material supplied untrue or misleading in any respect and which, if disclosed, might materially adversely affect the decision of a person considering whether to enter into this Trust Deed.

26.02                                    The representations and warranties of the Company set out in clause 26.01 shall survive the execution of this Trust Deed.

26.03                                    The Company hereby covenants with the Trustee that it will duly perform and observe the obligations imposed on it by this Trust Deed and the Conditions.

26.04                                    The following Conditions Precedent must be satisfied prior to the disbursement of the principal amount of the Bonds:

26.04.01                                      the successful preparation, negotiation and execution of all necessary legal documentation to the Arranger’s satisfaction;

26.04.02                                      the absence, in the Arranger’s opinion, of any material adverse change in the financial, economic and political environment in Trinidad and Tobago

26.04.03                                      there not occurring, or being announced, any material adverse change to the business, capital or operations of the Company or the Guarantor;

26.04.04                                      there not being announced any ratings downgrade in respect of the outstanding senior indebtedness of the Company or the Guarantor.

27.00                                                                                    DEEMED INCLUSION OF CONDITIONS

27.01                                    The Conditions to be endorsed on the Certificates set out in the First Schedule and the provisions and descriptions in the Second Schedule shall have effect as if such Conditions descriptions and provisions were set out in full in this Trust Deed.

28.00                                                                                    TRUSTEE MAY ASSUME COMPLIANCE BY THE COMPANY

28.01                                    Except as expressly provided in this Trust Deed, the Trustee shall be and is authorised to assume without enquiry, in the absence of knowledge by, or an express notice to it, to the contrary, that the Company is duly performing and observing all the terms of this Trust Deed to be performed and observed by the Company.

28.02                                    Notwithstanding knowledge by, or notice to the Trustee of any breach of any such term it shall not take any action or proceedings or enforce performance until in any such case the Trustee is required to do so by the Bondholders pursuant to clause 8.01 hereof and then only if the Trustee shall be indemnified to its satisfaction against all actions, proceedings and claims to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

29.00                                                                                    AUDITOR’S CERTIFICATES

29.01                                    The Trustee may accept without further enquiry a certificate given by the Auditor under clause 16.01.03 that, at any particular time or throughout any specified period, all or any of the covenants or provisions of clause 5.00 have been duly complied with as conclusive evidence of such compliance.

30.00                                                                                    TRANSFER OF BONDS

30.01                                    The Company will recognise the registered holder of any Bond as the absolute owner and shall not be bound to take notice or see to the execution of any trust, whether express, implied or constructive to which any Bond may be subject. The receipt of the Bondholders or in the case of joint Bondholders the receipt of any of them, for the interest from time to time accruing in respect of it or for any other moneys payable on the Bond shall be a good discharge to the Company, notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any other person to or in such Bond, interest or moneys. No notice of any trust, express, implied or constructive shall be entered on the Register in respect of any Bond.

30.02                                    Every Bondholder will be recognised by the Company as entitled to his Bond free from any equity, set-off or counter-claim on the part of the Company against the original or any intermediate holder of the Bond.

30.03                                    The Bonds may only be transferred in integral multiples of $10,000.00 nominal value as the case may be, by instrument in writing in the usual common form or such other form as the Trustee may approve.

30.04                                    Prior to the transfer of any Bonds the transferor shall receive the written consent of the Company to the proposed transfer to a third party.

30.05                                    Every instrument of transfer must be signed by the transferor (or where the transferor is a corporation, given under its common seal) and the transferor shall be deemed to remain the owner of the Bond to be transferred until the name of the transferee is entered in the Register in respect of that Bond.

30.06                                    Every instrument of transfer must be left for registration at the place where the Register shall for the time being be kept, accompanied by the written consent of the Company to the transfer, the Certificate for the Bond to be transferred and such other evidence as the Registrar may reasonably require to prove the title of the transferor or his right to transfer the Bond and, if the instrument is executed by some other person on his behalf, the authority of the person to do so.

30.07                                    All instruments of transfer which shall be registered will be retained by the Registrar.

30.08                                    Any person becoming entitled to Bonds in consequence of bankruptcy of the holder of such Bonds may, on producing such evidence that he sustains the character in respect of which he proposes to act under this clause or of his title as the Trustee shall think sufficient, be registered himself as the holder of such

Bonds, or subject to the preceding clauses as to the transfer may transfer such Bonds. The Trustee may retain the interest payable upon any Bond which any person under this paragraph is entitled to transfer until such person shall either be so registered or shall duly transfer the Bond. In the meantime the Trustee shall deposit such interest with a commercial bank in the name of the Trustee but shall not be responsible for the safe custody of such monies or for interest thereon and the Trustee shall be entitled to deduct the expenses incurred by it in arranging such deposit.

31.00                                                                                    CANCELLATION OF BONDS

31.01                                    All Bonds repaid by the Company and all Bonds purchased beneficially by or for the account of the Company and all Bonds surrendered for replacement or replaced by the Company in accordance with Condition 13 shall be cancelled forthwith by or on behalf of the Company and the Company shall procure that a certificate stating:

(a)                                 the amounts paid in respect of such Bonds so repaid, purchased and so cancelled; and

(b)                                 the serial numbers of the Certificates relating to such Bonds; and

(c)                                  the serial numbers of the Certificates relating to the Bonds so surrendered and replaced;

shall be given to the Trustee by the Company or the Paying Agent as soon as reasonably possible after the date of such repayment, replacement or purchase, (as the case may be) and in any event not more than fourteen days thereafter. Such certificate may be accepted by the Trustee as conclusive evidence of repayment or replacement or such purchase and cancellation pro tanto of the Bonds.

32.00                                                                                    FURTHER ASSURANCE

32.01                                    The Company shall at any time if and when required by the Trustee execute such further instruments as are required from time to time to secure all moneys obligations and liabilities hereby covenanted to be paid or otherwise hereby secured or to facilitate the realisation of the Security Documents or the exercise of the powers conferred on the Trustee such further instruments to be prepared by or on behalf of the Trustee at the cost of the Company and such clauses for the benefit of the Trustee as the Trustee may reasonably require.

33.00                                                                                    POWER OF ATTORNEY

33.01                                    The Company by way of security hereby irrevocably appoints the Trustee and the persons deriving title under it severally to be its Attorney in its name and on its behalf and as its act and deed or otherwise to execute and complete any documents which the Trustee may require for perfecting its title to or for vesting any property in the Trustee or its nominees or in any purchaser and otherwise generally to sign seal deliver and otherwise perfect any such instrument referred to in clause 32.00 and all such deeds and documents and to do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale lease disposition realisation or getting in of any property or any part thereof in connection with any other exercise of any power hereunder and this appointment shall operate as a power of attorney made under the Conveyancing Act of Trinidad and Tobago to the extent permissible under Trinidad and Tobago law. The Company hereby covenants with the Trustee to ratify and confirm any deed document act and thing and all transactions which any such attorney may lawfully execute or do.

34.00                                                                                    MISCELLANEOUS

34.01                                    No failure or delay by the Trustee in exercising any right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

34.02                                    Each of the provisions of this Trust Deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

34.03                                    This Trust Deed shall be enforceable notwithstanding any change in the constitution of the Trustee or its absorption in or amalgamation with or the acquisition of all or part of its undertaking by any other person.

34.04                                    Any liability or power which may be exercised or any determination which may be made hereunder by the Trustee may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefore.

34.05                                    The Company hereby certifies that neither the execution of this Trust Deed nor the creation of the charge herein mentioned contravenes any of the provisions of the Articles of Incorporation and By-laws of the Company or any agreement binding on it.

34.06                                    This Trust Deed may be simultaneously executed in several counterparts, each of which shall be an original and all of such shall constitute but one and the same instrument.

34.07                                    Any amendment of any provision of this Trust Deed shall be in writing and signed by the parties.

34.08                                    This Trust Deed contains the entire agreement of the parties with respect to the subject matter hereof and supercedes all other prior agreements and undertakings, both written or oral, between the parties with respect to the subject matter hereof.

34.09                                    Except as otherwise provided herein, this Trust Deed and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives.

34.10                                    The Company confirms to the Trustee for the benefit of itself and the Arranger that neither the Trustee nor the Arranger have acted as financial adviser to the Company and that the Company should not and has not relied on the Arranger’s advice to enter into the transaction including the issue of the Bonds. The Company hereby covenants to hold the Trustee and the Arranger blameless and without liability for any loss or expenses that may result at any time as a result of the issuance of the Bonds.

34.11                                    The Trustee and the Company hereby agree and confirm that the Arranger may act as paying agent, registrar or underwriter of the Bonds and as registrar and paying agent of any securitised instruments derived from the Bonds and the Company may not claim any conflict of interest arising from the Arranger action in any of the above mentioned capacities.

34.12                                    Following the completion of the distribution of the Bonds, the number of Bondholders shall not be greater than thirty five persons.

34.13                                    In sub-clauses 34.14 to 34.17, the terms ‘accredited investors’, ‘Commission’, ‘distribution’, ‘offer document’, ‘offer to sell’, ‘prospectus’ and ‘sale’ shall bear the same meanings as are assigned to them in the Securities Act.

34.14                                    The distribution of the Bonds shall not be accompanied by an advertisement other than an announcement of its completion as prescribed by the Commission and no selling or promotional expenses shall be paid or incurred in connection with the distribution except for professional services or services provided by a registrant under Section 51(1), (2), or (5) of the Securities Act.

34.15                                    Pursuant to section 79(1)(m) of the Securities Act, the Company is exempt from filing a prospectus or an offer document with the Commission.

34.16                                    No Bondholder may distribute or offer to sell any Bond without the prior written consent of the Trustee. The Trustee shall not give its consent to a Bondholder to distribute or offer to sell a Bond:

34.16.01                                      if such distribution or offer to sell would result in the Company and/or the Trustee having to comply with sections 73 to 75 of the Securities Act; and

34.16.02                                      unless such consent is made conditional upon the Bondholder ensuring that each purchaser of the Bonds enters into a direct covenant with the Company and the Trustee not to distribute or offer to sell any Bond without their prior written consent.

34.17                                    No Bondholder may distribute or offer to sell any Bonds if such distribution or offer for sale will result in the purchaser of the Bond not being an Accredited Investor resident in Trinidad and Tobago.

34.18                                    The Bonds are not qualified for distribution or resale in any jurisdiction other than Trinidad and Tobago.

35.00                                                                                    NOTICES

35.01                                    Except as otherwise provided for in this Trust Deed, all notices or other communications under or in respect of this Trust Deed to any party to this Trust Deed shall be in writing. A written notice shall include a notice by facsimile.

35.02                                    All notices or other communications under or in respect of this Trust Deed shall be deemed to be duly given or made when delivered (in the case of personal delivery or letter) and when despatched (in the case of facsimile, save that in the case of any notice or communication sent by facsimile such notice or communication shall not be deemed to be given or made if the addressee has promptly notified the party dispatching such notice or communication that it has not received a legible copy of such notice or communication) to such party addressed to it at the address stated below (or at such other address as such party may specify for such purpose to the other by notice in writing):

35.02.01 in the case of the Company:	FirstCaribbean International Bank (Trinidad & Tobago) Limited
74 Long Circular Road
Marval
Attention: The Managing Director
Facsimile No: 868-625-8535

35.02.02 in the case of the Trustee:	First Citizens Trustee Services Limited
45 Abercromby Street
Port of Spain
Attention: The Managing Director
Facsimile No: 868-627-6426

35.03                                    A notice or other communication received on a non-Business Day or after 4.00 p.m. in the place of receipt shall be deemed to be served on the next following Business Day in such place.

36.00                                                                                    GOVERNING LAW

36.01                                    The Trust Deed and the Bonds are governed by and shall be construed in accordance with the laws of Trinidad and Tobago.

37.00                                                                                    SUBMISSION TO JURISDICTION

37.01                                    The courts of Trinidad and Tobago shall have non-exclusive jurisdiction in connection with any legal action, suit or proceeding arising out of or relating to this Trust Deed.

38.00                                                                                    WAIVER OF OBJECTION

38.01                                    The Company waives any objection on the ground of inconvenient forum to any proceedings which relate to this Trust Deed and the Bonds being brought in the courts of Trinidad and Tobago.

39.00                                                                                    SERVICE OF PROCESS

39.01                                    The Company agrees that any process or other document connected with proceedings in the Trinidad and Tobago courts which relate to this Trust Deed and the Bonds shall be treated for all purposes as having been duly served on the Company if it is delivered at its registered office for the time being.

IN WITNESS WHEREOF the Seal of the Company was hereunto affixed the day and year first hereinabove written and the Common Seal of the Trustee was hereunto affixed the 20th day of October, 2015.

The Common Seal of FIRSTCARIBBEAN	)
INTERNATIONAL BANK TRINIDAD &	)
TOBAGO) LIMITED was hereunto	)
affixed by CECILY BRIENNE KNOX	) /s/ CECILY BRIENNE KNOX
its Secretary in	)
the presence of ANTHONY SEEERAJ	) /s/ ANTHONY SEEERAJ
)
one of the Directors of the Company	)
by order and authority of the Board of	)
Directors and in conformity with its by	)
laws and signed by them in the	)
presence of:	)
)
)

/S/ TSAHAI DE SILVA
TSAHAI DE SILVA	And of me,
74 Long Circular Road
Maraval	/s/ Nicholas Sinanan
Business Support Officer	Attorney at Law

THE COMMON SEAL of FIRST CITIZENS TRUSTEE SERVICES LIMITED, in its capacity as Trustee was hereto affixed by order and authority of its Board of Directors and in conformity with its By-laws in the presence of:

/s/ CHRISTOPHER SANDY
Name: CHRISTOPHER SANDY
Title: GENERAL MANAGER

Name of Witness: ALANA HOLDER

Signature:	/s/ ALANA HOLDER	/s/ MICHAEL J. LALL
Name: MICHAEL J. LALL
Occupation: CLERK/TYPIST		Title: MANAGER – PENSIONS ADMINISTRATION

Address:	45 Abercromby St.,
Port of Spain

THE FIRST SCHEDULE PART A

FORM OF SENIOR UNSECURED BONDS CERTIFICATE

Certificate No

Nominal Amount of Bonds $

FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED
(A company incorporated under the laws of Trinidad and Tobago)

Senior Unsecured Bonds 2015 – 2018
(in denominations of $10,000.00 or multiples of $10,000.00)

THIS IS TO CERTIFY that                 is/are the registered holder(s) of the above mentioned Senior Unsecured Bonds in the principal amount of $           which are constituted and secured by a Trust Deed dated the 20th day of October, 2015 (the “Trust Deed”) and made between FirstCaribbean International Bank (Trinidad & Tobago) Limited (the “Company”) of the One Part and First Citizens Trustee Services Limited of the Other Part as Trustee for the Bondholders. The Bonds are issued with the benefit of and subject to the provisions contained in the Trust Deed and the Conditions endorsed hereon.

Principal and interest are payable on the Bonds represented by this Certificate in accordance with the Conditions endorsed hereon.

IN WITNESS WHEREOF the Seal of the Company was affixed in accordance with a Resolution of the Company and in conformity with its Articles and by-laws and has been signed on behalf of the Company by the Director and the Secretary thereof.

DATED this           day of          2015

DIRECTOR

SECRETARY

Countersigned for the purpose of authentication only:

as Paying Agent

Registered

Dated

BOND:                                             This Certificate must be surrendered before any transfer of the whole or any portion of the Bond to which it relates can be registered or a new Certificate issued in exchange. No fraction of $10,000.00 of Bonds can be transferred.

THE FIRST SCHEDULE PART B
TERMS AND CONDITIONS OF THE BONDS
(being part of the First Schedule above referred to)

A.                                                                                    The $480,000,000.00 Senior Unsecured Bonds 2015-2018 (the “Bonds”) of FirstCaribbean International Bank (Trinidad & Tobago) Limited (the “Company”) are issued in one maturity 2018 and are in registered transferable form without interest coupons attached.

B.                                                                                    The Bonds are constituted by a Trust Deed (the “Trust Deed”) between the Company and FIRST CITIZENS TRUSTEE SERVICES LIMITED (the “Trustee”) as trustee for the holders of the Bonds (the “Bondholders”).

C.                                                                                    FirstCaribbean International Bank (Trinidad & Tobago) Limited is the initial Paying Agent (the “Paying Agent”) and Registrar (the “Registrar”) for the Bonds. Copies of the following documents are available for inspection at the office of operations for the time being of the Trustee (being at the date hereof 45 Abercromby Street Port of Spain, Trinidad) namely:-

(i)                                The Trust Deed;

(ii)                             The Paying Agency Agreement;

(iii)                          The Guarantee

D.                                                                                    The statements set out in these Conditions include summaries of, and are subject to, the provisions of the Trust Deed. The Bondholders are entitled to the benefit of, and are deemed to have notice of all the provisions of the Trust Deed, the Paying Agency Agreement, the Guarantee and the Bonds, all of which are binding on them.

1.00                                                                                           DEFINITIONS

1.01                                           In these Conditions expressions defined in the Trust Deed shall have the same meaning whenever they appear herein.

1.01.01                                             “Business Day” means a day on which Commercial Banks are open for all banking business in Trinidad and Tobago.

1.01.02                                             “Event of Default” means any event of default referred to in clause 6.00 of the Trust Deed.

1.01.03                                             “Interest Payment Date” in respect of the Bonds means the 20th day of April 2016 and thereafter the 20th of October and April in each and every year. If an Interest Payment Date falls on a day which is not a Business Day (as defined below) it shall be the preceding day which is a Business Day.

1.01.04                                             “Interest Period” means in respect of the Bonds the period from the Closing Date to the 19th day of April, 2016 and thereafter from the 20th day of April to the 19th day of October and from the 20th day of October to the 19th day of April in each year inclusive of both the first and last dates until the Bonds are finally repaid.

2.00                                                                                           TITLE AND DENOMINATION

2.01                                           Title to the Bonds will pass upon registration of a proper instrument of transfer accompanied by the relative Certificate delivered to the Registrar. The Company, the Trustee, the Paying Agent and the Registrar may treat the registered Bondholder(s) of any Bond as the absolute owner thereof (whether or not such Bond shall be overdue and notwithstanding any notice of ownership or writing on the Certificate thereof or any notice of previous loss or theft or of trust or other interest therein) and the Register of Bondholders shall (in the absence of wilful default, bad faith and manifest error) at all times be conclusive evidence of the amount of Bonds held by each Bondholder for the purpose of making payment and for all other purposes.

2.02                                           The Bonds, which are serially numbered, are issued in the denominations of $10,000.00 or integral multiples thereof without interest coupons.

3.00                                                                                           STATUS AND SUBORDINATION

3.01                                           The Bonds constitute senior unsecured obligations of the Company ranking pari passu without any preference among themselves.

3.02                                           The rights of the Bondholders are subordinated to the claims of Senior Creditors (as defined below) and, accordingly, payments of principal and interest in respect of the Bonds are conditional upon the Company being solvent at the time of payment by the Company, and no principal or interest shall be payable in respect of the Bonds except to the extent that the Company could make such payment and still be solvent immediately thereafter. For the purposes of this Condition 3.02 the Company shall be solvent if (i) it is able to pay its debts as they fall due and (ii) its Assets (as defined below) exceed its Liabilities (as defined below) (other than, except in the circumstances provided in the Trust Deed, its Liabilities to persons who are not Senior Creditors). The Trust Deed contains provisions requiring a report as to the solvency of the Company to be made by two Directors of the Company or, in certain circumstances as provided in the Trust Deed, the Auditors (as defined in the Trust Deed) or, if the Company is in winding up in Trinidad and Tobago, its liquidator prior to any payment of principal or interest and also prior to the purchase of any Bonds beneficially by or for the account of the Company or any of its Subsidiaries. Any such report shall, in the absence of proven error, be treated and accepted by the Company, the Trustee and the Bondholders as correct and sufficient evidence of such solvency.

3.03                                           As used in this Condition 3:

“Senior Creditors” means creditors of the Company (i) who are depositors and/or other unsubordinated creditors of the Company or (ii) whose claims are, or are expressed to be, subordinated to the claims of depositors and other unsubordinated creditors of the Company (whether only in the event of a winding up of the Company or otherwise) but not further or otherwise or (iii) who are subordinated creditors of the Company (whether as aforesaid or otherwise) other than those whose claims are expressed to rank pari passu with or junior to the claims of the Bondholders and any claims ranking pari passu with such last-mentioned claims.

“Assets” means the total amount of the unconsolidated gross tangible assets of the Company, and “Liabilities” means the total amount of the unconsolidated gross liabilities of the Company, in each case as shown by the latest published audited balance sheet of the Company, but adjusted, if the aggregate amount included in such balance sheet in respect of the Company’s investment in all subsidiaries and associated companies of the Company exceeds the aggregate of the net tangible assets of such subsidiaries and associated companies attributable to the Company (calculated on a consolidated basis where any of such subsidiaries and associated companies itself has subsidiaries) as shown by their latest relevant audited balance sheets, by deducting therefrom an amount equal to such excess and also for contingencies and subsequent events in such manner as the above-mentioned Directors, the Auditors or the liquidator (as the case may be) may determine.

N.B. If the Company would not otherwise be solvent (having taken into account liabilities to both Senior Creditors and creditors other than Senior Creditors), the amount of principal and of sums which would otherwise be payable as interest in respect of the Bonds will be available to meet the losses of the Company.

4.00                                                                                           CURRENCY INDEMNITY AND TAXES INDEMNIFICATION

4.01                                           If under any applicable law or regulations or pursuant to a judgment or order made or registered against the Company or without limitation for any other reason any payment under or in connection with the Bonds is made or forced to be satisfied in a currency other than Dollars then to the extent that the amount of such payment actually received by the Bondholders (“the payment currency”) when converted on or about the date of payment at the rate of exchange falls short of the amount payable under the Bonds the Company as a separate and independent obligation shall pay as an additional payment such shortfall. For the purpose of this Clause “rate of exchange” means the rate at which Dollars may be lawfully purchased on or about the date of such payment with the payment currency and shall take into account any premium and other costs of exchange with respect to such transaction and the Company shall be liable for any premium and other cost of exchange including any taxes or duties incurred by reason of any such exchange.

4.02                                           All payments to be made by the Company shall be made free and clear of and without deduction for or on account of Taxes unless the Company is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Company in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Paying Agent receives (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which it would have received had no such deduction or withholding been made or required to be made;

4.03                                           If at any time the Company is required by law to make any deduction or withholding from any sum payable by it under this Bond (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Trustee upon becoming aware of the same.

4.04                                           If the Company is required to make any deduction or withholding from any payment hereunder, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Trustee within 30 days after it has made such payment to the applicable authority an original official receipt issued by such authority and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld;

4.05                                           The Company shall indemnify and hold harmless the Trustee against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Company whether or not such Taxes were correctly or legally assessed or demanded.

5.00                                                                                           BONDS

5.01                                          The Bond shall constitute the senior unsecured obligations of the Company.

6.00                                                                                           INTEREST

6.01                                           Accrual of Interest

6.01.01                                             The Bonds will bear interest from and including the Closing Date. The interest accruing on the Bonds from and including the Closing Interest in respect of each Bond will accrue from day to day on the basis of an actual 365 day year and will cease to accrue from the Due Date for repayment thereof unless, upon due presentation of the relevant Certificate, payment of principal is improperly withheld or refused.

6.02                                           Interest Payment Dates and Interest Periods

6.02.01                                             Interest in respect of the Bonds is payable on each Interest Payment Date in respect of each Interest Period.

6.03                                           Rate of Interest

6.03.01                                             The Rate of Interest in respect of the Senior Unsecured Bonds 2015-2018 is fixed at 3.45% per annum.

6.04                                           Determination of Interest Amount

6.04.01                                             The Paying Agent shall as soon as practicable prior to the commencement of the Interest Period but in any event not later than the fourth Business Day thereafter, determine the amount of interest payable in respect of the Bonds (the “Interest Amount”) for such period. The Interest Amount shall be calculated by applying the Rate of Interest to the principal amount outstanding multiplying such sum by the actual number of days in the Interest Period concerned divided by 365 aggregating the figures so produced and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

6.05                                           Notification of Rate of Interest and Interest Amount

6.05.01                                             The Paying Agent shall cause notice of the Interest Amount payable for each Interest Period, together with the relative Interest Payment Date, to be given to the Company and the Trustee as soon as practicable after their determination but in no event later than the fourth Business Day thereafter.

6.05.02                                             The Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) in the case of manifest error.

6.05.03                                             The Paying Agent shall provide to all Bondholders upon request notification of the Interest Amount and of the Interest Payment Date in respect of each Interest Period once the same has been established but shall not be required to give notice thereof in manner provided in Condition 16.00.

6.05.04                                             The Trustee shall, if the Paying Agent does not at any material time for any reason determine the Interest Amount in accordance with Condition 6.04.01 above, determine the Interest Amount in accordance with the said Conditions, and such determination shall be deemed to be a determination by the Paying Agent.

6.06                                           Notification etc to be final.

6.06.01                                             All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 6.00, whether by the Paying Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Company, the Trustee the Paying Agent and all Bondholders and (in the absence aforesaid) no liability to the Bondholders shall attach to the Paying Agent or the Trustee in connection with the exercise or non-exercise by them of their powers, duties and discretions under this Condition 6.00.

6.07                                           Interest ceasing to accrue

6.07.01                                             Interest on any Bond becoming liable to redemption shall cease to accrue immediately after the Due Date for redemption of such Bond except as provided in clauses 2.02.03 and 2.02.04 of the Trust Deed.

6.07.02                                             Any interest in respect of the Bonds not paid on an Interest Payment Date, together with any other interest in respect thereof not paid on any other Interest Payment Date, shall so long as the same remains unpaid, constitute “Arrears of Interest”.

6.07.03                                             Arrears of Interest may at the option of the Company be paid in whole or (subject as provided in the Trust Deed) in part at any time upon the expiration of not less than seven (7) days’ notice to such effect given to the Trustee and to the Bondholders in accordance with Condition 16.00 below, but all Arrears of Interest in respect of all Bonds for the time being outstanding (as defined in the Trust Deed) shall become due in full on the next Interest Payment Date or on the maturity of the Bonds whichever is the earlier. The provisions of this Condition 6.07.03 is without prejudice to the right of the Trustee to enforce the provisions of the Trust Deed and the Security Documents in accordance with Clause 8 of the Trust Deed.

6.07.04                                             If notice is given by the Company of its intention to pay the whole or any part of Arrears of Interest, the Company shall be obliged to do so upon the expiration of such notice. Where Arrears of Interest are paid in part, each part payment shall be in respect of the full amount of the Arrears of Interest accrued due to the Interest Payment Date or consecutive Interest Payment Date furthest from the date of payment. Arrears of Interest shall carry interest at the same rate during any period as the outstanding principal sum up to but not including the date on which the whole of such Arrears of Interest is paid in full.

7.00                                                                                           REPAYMENT PURCHASE AND CANCELLATION

7.01                                           Unless previously redeemed pursuant to these conditions or purchased and cancelled, the Company will redeem the Bonds by a single bullet payment of $480,000,000.00 or such other amount equal to the aggregate principal amount of the Bonds on the last day of the last Interest Period.

7.02                                           If the date hereby fixed for payment of any principal falls on a date which is not a Business Day it shall occur on the preceding day which is a Business Day.

7.03                                           The Company shall not be at liberty to prepay the Bonds.

7.04                                           The Company may at any time purchase beneficially or procure others to purchase beneficially for its account Bonds by tender or by private treaty.

7.05                                           All Bonds which are redeemed or purchased by or on behalf of the Company will forthwith be cancelled and, accordingly, may not be re-issued or re-sold.

8.00                                                                                           METHOD OF PAYMENT

8.01                                           Notice of the date fixed for repayment of the principal sum will be published not less than 30 days before such date in accordance with Condition 16.00.

8.02                                           Payment of the principal amounts in respect of the Bonds will only be made against presentation and surrender of the Bond Certificate at the Specified Office of the Paying Agent but the Trustee may dispense with the production of a Certificate in any particular case on such indemnity being given as it shall think fit.

8.03                                           Cheques in respect of principal and interest payments will be mailed to Bondholders at the address appearing in the register of Bondholders, or the said sums may be transferred by wire to an account as advised by the Bondholder.

8.04                                           All payments of principal and interest in respect of the Bonds will be subject to any applicable fiscal and other laws.

8.05                                           On payment under any of the provisions of clause 9.00 of the Trust Deed and Condition 7.00 hereof the Paying Agent shall cause the Certificate to be cancelled and a new Certificate re-issued for the remaining principal amount due on the Bond if any and in the case of payment in full shall cause such Certificate to be cancelled in full.

9.00                                                                                           TERMINATION AND APPOINTMENT OF NEW PAYING AGENT(S)

9.01                                           The Company may, with the prior approval of the Trustee and in accordance with the Paying Agency Agreement vary or terminate the appointment of the

Paying Agent and/or appoint additional Paying Agent(s) and/or approve any change in the Specified Office of any Paying Agent, provided that so long as any of the Bonds remain outstanding the Company will maintain a Paying Agent with a Specified Office in Trinidad and Tobago

9.02                                           In the event of any such variation, termination, appointment or change in Specified Office, notice thereof will be given by the Company to the Bondholders in accordance with Condition 16.00.

10.00                                                                                    DEFAULT

10.01                                    The Bonds shall become immediately due and payable together with accrued interest, if any Event of Default occurs and the Trustee is requested by a Special Extraordinary Resolution to demand repayment.

10.02                                    At any time after the Bonds shall have become immediately due and repayable, the Trustee shall, if so requested by Special Extraordinary Resolution (but, subject to the Trustee being indemnified to its satisfaction against all proceedings, claims and demands to which the Trustee may be liable and all costs, charges and expenses which may be incurred by the Trustee in connection therewith), and without notice take such proceedings against the Company as it may deem fit.

10.03                                    No Bondholders shall in any circumstances be entitled to any remedy (whether by way of action, petition or otherwise howsoever) for the recovery of any Bond or any part thereof or any interest thereon, unless the Trustee, having become bound to take proceedings in accordance with this Trust Deed, fails to do so within a reasonable time and such failure shall be continuing. In that case any Bondholder may, on giving the Trustee an indemnity satisfactory to the Trustee against all proceedings claims and demands to which it may be liable and all costs charges and expenses which may be incurred by it in connection therewith, in the name of the Trustee (but not otherwise) himself either take such proceedings against the Company or prove in the winding-up of the Company. The Trustee shall apply any moneys so received in the manner provided in the Trust Deed.

11.00                                                                                    PRESCRIPTION

11.01                                    Each Bond shall become void unless the Certificate in respect thereof is presented for payment within 12 years after the date on which such payment first becomes due.

12.00                                                                                    MODIFICATION OF TERMS AND CONDITIONS

12.01                                    The Second Schedule of the Trust Deed contains provisions for convening meetings of the Bondholders to consider any matters affecting their interest, including the modification by Extraordinary Resolution of these Conditions or the provisions of the Trust Deed.

12.02                                    The quorum at any meeting for passing an Extraordinary Resolution will be persons holding or representing not less than a clear majority in principal amount of the Outstanding Bonds, or at any adjourned meeting two (2) persons being Bondholders present whether in person or proxy, whatever the principal amount of the Bonds held or represented by them. Any resolution duly passed at any such meeting shall be binding on all the Bondholders, whether present or not.

12.03                                    The quorum at any meeting or at any adjourned meeting for passing a Special Extraordinary Resolution will be persons holding or representing the entire principal amount of the Outstanding Bonds, whether in person or proxy.

12.04                                    The Trustee may agree, without the consent of the Bondholders, to any modification of, or to any waiver or authorisation of any breach or proposed breach of any provision of, the Trust Deed which, in the opinion of the Trustee, is not materially prejudicial to the interest of the Bondholders and which does not affect the obligation of the Company to make payments of interest and of principal in the amounts and at the times specified in the Trust Deed or in the Conditions or to any modification which is of a formal or technical nature or which is made to correct a manifest error.

12.05                                    Any such modification, waiver or authorisation shall be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modification shall be notified to the Bondholders as soon as practicable thereafter in accordance with Condition 16.00.

13.00                                                                                    REPLACEMENT OF BOND CERTIFICATES

13.01                                    If a Bond Certificate is mutilated, defaced, destroyed, stolen or lost it may, and shall in the case of mutilation or defacement, upon the surrender of the mutilated or defaced Certificate, be replaced at the Specified Office of the Registrar on payment of such costs as may be incurred in connection therewith and, in the case of destruction, theft or loss, on such terms as to evidence and indemnity as the Company may reasonably require.

14.00                                                                                    INDEMNIFICATION OF THE TRUSTEE

14.01                                    The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Company, without accounting for any profit resulting therefrom or disclosing to the Bondholders any confidential information which is thereby obtained.

15.00                                                                                    FURTHER ISSUES

15.01                                    The Company is at liberty from time to time without the consent of the Bondholders to create and issue further bonds or Bonds upon such terms as to interest, conversion, repayment, security and otherwise as the Company may at the time of issue thereof determine.

16.00                                                                                    NOTICES

16.01                                    All notices to the Bondholders will be valid if delivered by registered mail. Such notice shall be deemed to have been given on the date when delivered.

16.02                                    Any notice to the Paying Agent and Registrar shall be addressed to:

PAYING AGENT AND REGISTRAR

FIRSTCARIBBEAN INTERNATIONAL BANK
(TRINIDAD & TOBAGO) LIMITED
74 Long Circular Road,
Maraval

and/or such other or further Paying Agent(s) or Registrar(s) for the Bonds as may from time to time be appointed by the Company with the approval of the

Trustee and notice of whose appointment is given to the Bondholders within 14 days thereafter in accordance with Condition 16.00.

17.00                                                                                    GOVERNING LAW

17.01                                    The Trust Deed and the Bonds are governed by and shall be construed in accordance with the laws of the Republic of Trinidad and Tobago.

THE SECOND SCHEDULE ABOVE REFERRED TO

Provisions for Meetings of Bondholders

1.	(i)

A Bondholder may by an instrument in writing in the English language (hereinafter called a “form of proxy”) signed by the Bondholder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation, appoint any person (hereinafter called a “proxy”) his or its proxy to act on his or its behalf in connection with any meeting or proposed meeting of the Bondholders.

(ii)

Any Bondholder which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (hereinafter called a “Representative”) in connection with any meeting or proposed meeting of the Bondholders.

(iii)

Any proxy appointed pursuant to sub-paragraph (i) above or Representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of the Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the Bondholder.

2.

The Trustee or the Company at any time may, and the Trustee (subject to its being indemnified to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Bondholders holding not less than one-tenth of the principal amount of the Outstanding Bonds shall, convene a meeting of Bondholders. Whenever the Company is about to convene any such meeting it shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every meeting shall be held at such place as the Trustee may agree.

3.

At least twenty-one days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee and a copy shall be given to the Company unless the meeting shall be convened by the Company. Such notice shall specify the general nature of business to be transacted at the meeting thereby convened and shall be given in the manner provided in these presents but (except in the case of an Extraordinary Resolution or Special Extraordinary Resolution) it shall not be necessary to specify in such notice the form of any resolution to be proposed. Such notice shall also include a statement to the effect that the Bondholders may appoint proxies by executing and delivering a form of proxy to the Specified Office of the Registrar not later than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or governing body.

4.	A person nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for the holding of such meeting the Bondholders present shall choose one of their number to be Chairman and failing such choice the Company may appoint a Chairman.

5.

At any such meeting two or more persons present holding Bonds being proxies or representatives and holding or representing in the aggregate one-fiftieth of the principal amount of the Outstanding Bonds shall (except for the purpose of passing an Extraordinary Resolution or Special Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for the passing of any Extraordinary Resolution shall, (subject as provided below), be two or more persons present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than a clear majority in principal amount of the Outstanding Bonds for the time being, provided that for the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:-

	(i)	modification of the date fixed for repayment of the Bonds;

	(ii)	reduction or cancellation of any part of the amount of principal payable on the Bonds;

	(iii)	modification of the dates of payment or the amounts payable in respect of interest or the method of determining the amounts payable in respect of interest on the Bonds;

	(iv)	alteration of the majority required to pass an Extraordinary Resolution; and

	(v)	alteration of this proviso or the first proviso to paragraph 6 below,

the quorum shall be two or more persons present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the principal amount of the Outstanding Bonds. The quorum at any such meeting for the passing of any Special Extraordinary Resolution shall be two or more persons present holding Bonds or being proxies or representatives and holding or representing in the aggregate one hundred per cent (100%) of the principal amount of the Outstanding Bonds, provided also that alteration of the quorum for the passing of any Special Extraordinary Resolution as set out in this paragraph 5 and alteration of the second proviso related to the Special Extraordinary Resolution in paragraph 6 below shall only be capable of being effected after having been approved by Special Extraordinary Resolution.

6.

If within fifteen minutes from the time appointed for any meeting of Bondholders a quorum is not present, the meeting shall, if convened upon the request of Bondholders, be dissolved. In any other case it shall stand adjourned to such day, time and place, being not less than twenty-eight nor more than forty-two days thereafter, as may be appointed by the chairman and at such adjourned meeting two or more persons present holding Bonds or being proxies or representatives (whatever the principal amount of the Bonds held or represented by them) shall (subject as provided below) form a quorum and have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which, had there been a quorum, could properly have been dealt with at the meeting from which the adjournment took place. Provided that at any adjourned meeting the business of which includes any of the matters requiring approval by Extraordinary Resolution as specified in the proviso to paragraph 5 above, the quorum shall be two or more persons present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-third of the principal amount of the Outstanding Bonds. Provided also, that at any adjourned meeting the business of which includes any of the matters requiring approval by Special Extraordinary Resolution, the quorum shall be two or more persons present holding Bonds or being proxies or representatives and holding or representing in the aggregate one hundred per cent (100%) of the principal amount of the Outstanding Bonds.

7.

At least twenty-one days’ notice exclusive of the day on which the notice is given and the day on which the meeting is held of any adjourned meeting at which an Extraordinary Resolution or Special Extraordinary Resolution is to be submitted shall be given in manner provided by these presents and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that two or more persons present holding Bonds or being proxies or representatives at the adjourned meeting will form a quorum for all purposes.

8.

The chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject as provided in paragraph 7 above it shall not be necessary to give to the Bondholders notice of an adjourned meeting unless the meeting has been adjourned sine die.

9.

Every question submitted to a meeting of Bondholders shall be decided in the first instance by a show of hands and in the case of an equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as the holder of a Bond or as a proxy or as a representative.

10.

At any meeting of Bondholders, unless (before or on the declaration of the result of the show of hands) a poll is demanded by the chairman or by one or more persons present holding Bonds or being proxies or representatives and holding or representing not less than one-hundredth part of the principal amount of the Outstanding Bonds, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of such fact.

11.

If at any such meeting a poll is so demanded, it shall be taken in such manner and either at once or after an adjournment as the chairman shall direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12.	Any poll demanded at any such meeting on the election of a chairman or any question of adjournment shall be taken at the meeting without adjournment.

13.	(A)

The Trustee and its legal advisers and any director or duly authorised representative of a corporation being a trustee of these presents and any Director and legal adviser of the Company and any other person authorised in that behalf by the Trustee or the Company may attend and speak at any such meeting. Without prejudice to paragraph (ii) of the proviso to the definition of “Outstanding Bonds” in Clause 1.00 of the Trust Deed no person shall be entitled to attend (except as provided above) and vote at any meeting of the Bondholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Bondholders by Clause 8 of the Trust Deed or Condition 10.00 unless he is a proxy or a representative or is the holder of a Registered Bond or Registered Bonds. Nothing herein contained shall prevent any of the proxies named in any form or proxy or representative from being an officer or representative of or otherwise connected with the Company.

(B)

Subject as provided in sub-paragraph (A) above at any such meeting (a) on a show of hands every person who is present in person and is a holder of Registered Bonds or is a proxy or representative shall have one vote and (b) on a poll every such person shall have one vote in respect of each $10,000.00 principal amount of Bonds in respect of which he is a proxy or representative or of which he is the holder. Without prejudice to the obligations of the proxies named in any form of proxy any person who is entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way. In the case of joint holders of a Bond the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and for this purpose, seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

	(C)	Fractions of votes will not be counted.

14.	The proxies named in any form of proxy and representatives need not be holders of Bonds.

15.

Each form of proxy shall be deposited at such place as the Trustee shall approve not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named propose to vote and in default the form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such form of proxy and satisfactory proof as aforesaid if applicable shall be deposited with the Trustee (if so required by the Trustee) before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such form of proxy.

16.

Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the Bondholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received by the Trustee at its Specified Office for the time being (or such other place as may have been approved by the Trustee for the purpose) 48 hours before the time appointed for holding the meeting or adjourned meeting at which the form of proxy is to be used.

17.	The Bondholders shall in addition to all other powers have the following powers exercisable by Extraordinary Resolution only, namely:-

(A)

Power to sanction any modification, variation, abrogation or compromise of, or any arrangement in respect of, the rights of the Bondholders against the Company whether such rights shall arise under these presents or otherwise.

	(B)	Power to assent to any modification of the provisions contained in these presents, or the Bonds which shall be proposed by the Company or the Trustee.

(C)	Power to approve any person proposed to be appointed as a new trustee and power to remove any trustee or trustees of these presents.

(D)

Power to authorise and empower the Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(E)

Power to agree to the release or exoneration of any Trustee from any liability in respect of anything done or omitted to be done by such Trustee before the giving of such release or exoneration and for which such Trustee may have become responsible under these presents.

(F)	Power to give any sanction, direction or request which under the provisions of these presents or the Bonds is required to be given by Extraordinary Resolution.

(G)

Power to appoint any person (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution.

(H)	Power to sanction any scheme for the reconstruction of the Company or for the amalgamation of the Company with any other company.

Provided that the Bondholders shall in addition to all other powers have the following powers exercisable by Special Extraordinary Resolution only, namely:- in an Event of Default pursuant to Clause 6 of the Trust Deed (i) instituting proceedings for the winding-up of the Company if the default event occurs within the definition of Clause 6.01.01 and (ii) giving notice to the Company that the Bonds are immediately due and repayable at their principal amount together with accrued interest if the default event occurs within the definition of Clause 6.01.02; and save for the entitlement provided for in Clause 8.02 take no other action in respect of any such default and provided also that the provisions contained in Clauses 6.00, 7.00 and 9.00 of the Trust Deed and in this proviso shall not be capable of modification by Extraordinary Resolution or Special Extraordinary Resolution.

18.

A vote given in accordance with an instrument of proxy shall be valid notwithstanding the previous revocation of the proxy or of the authority under which the proxy was executed, so long as no intimation in writing of such revocation shall have been received by the Company before the commencement of the meeting or adjourned meeting or the taking of the poll at which the proxy is used.

19.

An Extraordinary Resolution or Special Extraordinary Resolution passed at a meeting of the Bondholders duly convened and held in accordance with these presents shall be binding upon all the Bondholders whether present or not at such meeting and each of the Bondholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof, the intention being that it shall rest with the meeting to determine without appeal whether or not the circumstances justify the passing of such resolution.

20.

The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions contained in this Schedule by the majority consisting of not less than three-quarters of the votes cast thereon.

21.

The expression “Special Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions contained in this Schedule by the majority consisting of not less than two-thirds of the votes cast thereon.

22.

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Company and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or matters transacted or by the chairman of the next succeeding meeting of the Bondholders, shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly convened and held and all resolutions passed or matters transacted thereat to have been duly passed and transacted.

23.

A resolution in writing signed by or on behalf of all the Bondholders shall for all purposes of this Trust Deed be as valid and effective as an Extraordinary Resolution or Special Extraordinary Resolution passed at a meeting of the Bondholders duly convened and held. The resolution in writing may be contained in one document or in several documents in or substantially in like form each signed by or on behalf of one or more of the relevant Bondholders.

24.

Subject to the provisions contained in this Schedule, the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting thereat as it may in its discretion determine.

25.

If a resolution will affect some but not all of the Bondholders then in relation only to such resolution and any meeting convened or to be convened solely for the purpose of considering and if thought fit, passing such resolution, the holders of any Bonds that will be unaffected by such resolution shall be deemed not to be Bondholders by virtue only of their holding such Bonds and such Bonds shall be deemed not to be Outstanding Bonds for the purposes of the provisions contained in this Schedule. The question whether any Bonds will or will not be affected by a particular resolution shall be decided by the Trustee whose decision shall in absence of fraud or bad faith, be final and conclusive.